                                                                    EXHIBIT 5.1

                        MORRISON COHEN SINGER & WEINSTEIN, LLP
                                 750 Lexington Avenue
                               New York, New York 10022

                                     -----------

                              Telephone: (212) 735-8600

                                        -----

                               Facsimile (212) 735-8708



                                  September 30, 1998




Cytoclonal Pharmaceutics Inc.
9000 Harry Hines Boulevard
Dallas, Texas 75235

          Re:  Post Effective Amendment No. 2 to
               Registration Statement on Form SB-2
               on Registration Statement on Form S-3
               -------------------------------------

Dear Sirs:

     We refer to Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 on Registration Statement on Form S-3 (the "Registration Statement") filed by you, Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), pursuant to the Securities Act of 1933, as amended, with the Securities and Exchange Commission thereby registering (i) 312,500 Class A Warrants (the "Class A Warrants") entitling the registered holders thereof to acquire 0.4 share of common stock, $.01 par value per share (the "Common Stock"), of the Company per Class A Warrant at an exercise price equal to $3.75 per share of Common Stock, subject to adjustment, until November 7, 2000 (the "Expiration Date"), (ii) 482,720 Class B Warrants (the "Class B Warrants") entitling the registered holders thereof to acquire 0.4 share of Common Stock of the Company per Class B Warrant at an exercise price equal to $4.375 per share of Common Stock, subject to adjustment, until the Expiration Date, (iii) 506,250 warrants (together with the Class A Warrants and Class B Warrants, the "Warrants") entitling the registered holders thereof to purchase 0.4 share of Common Stock of the Company per warrant at an exercise price equal to $3.75 per share of Common Stock, subject to adjustment, until the Expiration Date and (iv) 520,588 shares of Common Stock of the Company issuable upon the exercise of the Warrants (the "Warrant Shares").

Cytoclonal Pharmaceutics Inc.
September 30, 1998
-Page Two-


     We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below.

     Based upon the foregoing, we are of the opinion that:

          1. The Warrants have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement will be duly and validly issued and fully paid and nonassessable.

          2. The Warrant Shares have been duly and validly authorized and when sold, paid for, and issued upon exercise of the Warrants in accordance with the terms of the Warrants will be duly and validly issued and fully paid and nonassessable.

     We hereby consent to the use of this opinion in the above-mentioned Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                   Very truly yours,

                                   /s/ MORRISON COHEN SINGER & WEINSTEIN, LLP
                                   MORRISON COHEN SINGER & WEINSTEIN, LLP